ERIK OSTENSOE, P. Geo.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated April 23, 2006 entitled “Report and Recommendations JB 1 Claim Tenure No. 530766, Atlin Mining District Northwestern British Columbia Canada”, in the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2/A to be filed by Westmont Resources Inc. with the United States Securities and Exchange Commission.

Dated the 10th day of October, 2007.

/s/ Erik Ostensoe
________________________________________
ERIK OSTENSOE, P.Geo.